Exhibit 10.14

WEST COAST BANCORP
EXECUTIVES’ DEFERRED COMPENSATION PLAN

(2008 Restatement)

Originally Effective as of January 1, 2005

Restated Effective as of November 7, 2008
for Compliance with IRC § 409A

PREAMBLE

This plan document, signed on November 7, 2008, by West Coast Bancorp, a corporation organized under the laws of the State of Oregon and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, (“Bancorp”), sets forth the terms of the West Coast Bancorp Executives’ Deferred Compensation Plan (the “Plan”), effective as of November 7, 2008.

ARTICLE 1
PURPOSE

1.1	PURPOSE. Bancorp has established this Plan, originally effective as of January 1, 2005, for the benefit of its Key Executives and those of its Participating Subsidiaries. This Plan is primarily intended to allow these executives to save toward their retirement on a tax-deferred basis through voluntary salary reduction contributions. Bancorp anticipates that offering this deferred compensation arrangement will assist it and its subsidiaries in attracting, rewarding and retaining high-quality executive talent.

1.2	RESTATEMENT OF INTERIM PLAN DOCUMENT. The terms and conditions of the Plan were originally set forth in the Interim Plan Document for Operational Compliance with the American Jobs Creation Act, effective January 1, 2005 (the “Interim Plan Document”). As expressly stated in the Interim Plan Document, it was intended to be supplanted by a formal, permanent plan document following issuance of appropriate guidance by the Department of the Treasury and the Internal Revenue Service regarding the requirements for complying with Code § 409A (rules pertaining to the taxation of nonqualified deferred compensation plans). Bancorp intends for this Restatement to be the formal, permanent plan document which contains the terms and conditions of the Plan and which supplants the Interim Plan Document.

1.3	ERISA EXEMPTION. This is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. As such, this Plan is intended to qualify as a “top-hat plan” exempt from Part 2 (minimum participation and vesting standards), Part 3 (minimum funding standards) and Part 4 (fiduciary responsibility provisions) of Title I of the Employee Retirement Income Security Act of 1974. The provisions of the Plan shall be interpreted and administered according to this intention.

1.5	EFFECTIVE DATES.

	(a)	The original effective date of this Plan is January 1, 2005, with respect to amounts deferred after December 31, 2004.

	(b)	The effective date of this Restatement is November 7, 2008.

	(c)	From January 1, 2005, through November 6, 2008, the terms and conditions of the Plan are set forth in the Interim Plan Document, subject to reasonable good faith interpretations of the requirements of Code § 409A and the applicable interim guidance.

1.5	NAMING CONVENTION. This Plan document uses the following system for naming, numbering and lettering the major divisions in its text—

ARTICLE 1

		1.1	SECTION.

			(a)	Subsection.

				(1)	Paragraph.

					(A)	Subparagraph.

						(i)	Clause.

							(I)	Subclause.

1.7	CITATIONS. Citations to sections of the Code or Treasury Regulations are to those sections as amended or any successor provision.

ARTICLE 2
DEFINITIONS

Words and phrases that appear in this Plan with initial capital letters signify defined terms with the meanings given in this section. Words appearing in the following definitions which are themselves defined terms are also indicated by initial capital letters.

2.1	ACCOUNT means the separate accounting record established and maintained under Article 4 for each Participant to record the Participant’s interest under this Plan and the Trust.

2.2	BENEFICIARY means the person or persons or estate or trust designated by the Participant as the beneficiary under this Plan on a form provided by or acceptable to the Plan Administrator. To be effective, a beneficiary designation must be received by the Plan Administrator before the date of the Participant’s death. In the absence of a valid beneficiary designation under this Plan, the Beneficiary shall be the same as the beneficiary designated by the Participant under the 401(k) Plan or, if applicable, the default beneficiary under the 401(k) Plan. These provisions shall apply even if the Participant does not participate in the 401(k) Plan. A Beneficiary’s right to information under this Plan does not arise until the Beneficiary becomes entitled to benefits under this Plan.

2.3	CODE means the Internal Revenue Code of 1986, as amended.

2.4	COMPENSATION means the following items of remuneration paid to a Participant:

	(a)	Salary;

	(b)	Bonuses; and

	(c)	Commissions.

2.5	DISABLED or DISABILITY means a Participant is:

	(a)	Unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months;

	(b)	By reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Bancorp or a Participating Subsidiary; or

	(c)	Determined to be totally disabled by the Social Security Administration.

The Plan Administrator, in its sole discretion, shall determine whether a Participant is Disabled.

2.6	ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.7	401(k) PLAN means the West Coast Bancorp 401(k) Plan, as amended.

2.8	KEY EXECUTIVE means any executive or commissioned salesperson who —

(a) At any time during the Plan Year to which the deferrals under this Plan relate or the preceding Plan Year is either:

(1) Employed by Bancorp or a Participating Subsidiary at the level of Senior Vice President or above; or

(2) One of the top 20 employees of Bancorp and its Participating Subsidiaries ranked by Compensation; and

(b) Has been designated under Section 3.1 as being eligible to defer compensation under this Plan.

2.9	PARTICIPANT means a Key Executive who has elected to participate in this Plan.

2.10	PARTICIPATING SUBSIDIARY means any subsidiary of Bancorp that adopts this Plan with Bancorp’s consent. The current Participating Subsidiaries are West Coast Bank and West Coast Trust Company. Additional Participating Subsidiaries will be listed in an Addendum to this Plan.

2.11	PERFORMANCE-BASED COMPENSATION means Compensation, the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. This definition shall be interpreted and construed in accordance with Code § 409A(4)(B)(iii) and the regulations issued under that section.

2.12	PLAN means the West Coast Bancorp Executives’ Deferred Compensation Plan, the terms and conditions of which are contained solely in this document and any written amendments to it.

2.13	PLAN ADMINISTRATOR means the individual or committee appointed by Bancorp to handle the general administration of this Plan and carry out the functions specifically delegated to the Plan Administrator in this Plan.

2.14	PLAN YEAR means the calendar year.

2.15	TREASURY REGULATION(S) or TREAS. REG. means the applicable regulation(s) promulgated by the United States Department of the Treasury under the Internal Revenue Code of 1986, as amended.

2.16	TRUST means the “West Coast Bancorp Deferred Compensation Trust,” established under the trust agreement as restated March 1, 1996, as amended, between Bancorp, acting as grantor, and the Trustee.

2.17	TRUSTEE means West Coast Trust Company or any successor trustee of the Trust.

2.18	UNFORESEEABLE EMERGENCY means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code §152, without regard to Code § 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage not otherwise covered by insurance); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that constitute a severe financial hardship depend upon the facts of each case, but, generally, the payment of college tuition or the purchase of a home are not unforeseeable emergencies.

ARTICLE 3 ELIGIBILITY AND PARTICIPATION

3.1	PARTICIPATION CRITERIA. The Plan Administrator, in its sole discretion, shall designate the Key Executives who are eligible for participation in this Plan.

3.2	DURATION OF KEY EXECUTIVE STATUS. An executive’s designation as a Key Executive will continue in effect until:

	(a)	The termination of his or her employment with Bancorp or one of its Participating Subsidiaries; or

	(b)	The Plan Administrator, in its sole discretion, determines that allowing the executive to continue deferring compensation under this Plan would jeopardize the Plan’s status as a top-hat plan (see Section 1.3).

3.3	CHANGE OF STATUS. If the Plan Administrator, in its sole discretion, or a court of law or government agency determines that a Participant does not qualify or no longer qualifies as a Key Executive:

	(a)	That Participant will not be eligible to defer compensation under this Plan; and

	(b)	At the Plan Administrator’s sole discretion, that Participant’s Account shall be distributed to the Participant, less applicable income and employment tax withholding, in a single lump-sum cash payment as soon as administratively feasible after the date of that determination or, if applicable, in accordance with any transitional rules promulgated by the U. S. Department of Labor.

3.4	NOTICE TO KEY EXECUTIVES. The Plan Administrator shall notify each Key Executive of his or her ability to participate in this Plan. This notification will be given upon the executive’s initial designation as a Key Executive and, thereafter, before the beginning of each Plan Year.

3.5	DEFERRAL ELECTIONS. Elections by Key Executives or Participants to defer their Compensation must be made as follows:

	(a)	Annual Enrollment. Before the beginning of each Plan Year, each Key Executive or Participant must complete and return to the Plan Administrator an enrollment form specifying the amount of Compensation he or she will be deferring under this Plan during the coming Plan Year.

	(b)	Performance-Based Compensation Enrollment. To defer Performance-Based Compensation, a Key Executive or Participant must complete and return to the Plan Administrator an enrollment form specifying the amount to be deferred. This election must be made no later than six months before the end of the performance period, or, if earlier, the date the amount of the Performance-Based Compensation is substantially certain.

	(c)	Mid-Year Enrollment. If an executive first becomes designated as a Key Executive after a Plan Year has begun, that executive has 30 days after the date he or she is notified by the Plan Administrator that he or she has become eligible to enroll in the Plan to file an enrollment form for the balance of the Plan Year. The deferral election will be effective only for Compensation earned after the date the enrollment form is filed.

	(d)	Failure to Timely Enroll. A Key Executive who does not timely enroll in the Plan for any Plan Year shall be deemed as having elected not to defer any Compensation under the Plan for that Plan Year.

3.6	DEFERRALS BY TYPE OF COMPENSATION. In accordance with rules and procedures established by the Plan Administrator, Key Executives and Participants may separately elect different deferral amounts with respect to each type of Compensation that may be deferred under the Plan (i.e., salary, bonuses or commissions) for the Plan Year.

3.7	MODIFICATION OR REVOCATION OF DEFERRAL ELECTIONS. A deferral election may be modified or revoked at any time up until the applicable election deadline as specified in Section 3.5. After that date, the deferral election becomes irrevocable.

3.8	CANCELLATION OF DEFERRAL ELECTIONS. The Plan Administrator may permit a Participant to cancel a deferral election during a Plan Year under the following conditions:

	(c)	The cancellation will be allowed if the Plan Administrator determines that the Participant has incurred either:

		(1)	An Unforeseeable Emergency or a financial hardship distribution under Bancorp’s 401(k) Plan; or

		(2)	A qualifying disability. A “qualifying disability” is a medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of the Participant’s position or any substantially similar position, where that impairment can be expected to result in death or to last for a continuous period of at least six months.

	(d)	The cancellation will become effective as follows:

		(1)	A cancellation under subsection (a)(1) will take effect as of the first payroll period after approval by the Plan Administrator.

		(2)	A cancellation under subsection (a)(2) must take effect by the later of the end of the Plan Year or the 15th day of the third month after the date the Participant incurs the qualifying disability.

	(c)	The deferral election must be cancelled, not merely postponed or otherwise delayed.

ARTICLE 4
PARTICIPANT ACCOUNTS

4.1	MAINTENANCE OF ACCOUNTS. The Plan Administrator shall maintain, or cause to be maintained, an Account for each Participant to reflect the Compensation deferred by the Participant under this Plan, the Participant’s allocable share of the income, losses, appreciation and depreciation of the Trust’s assets and distributions made to the Participant or the Participant’s Beneficiaries.

4.2	SUBACCOUNTS. Participants may designate up to five subaccounts for their Account. For each subaccount, Participants may designate a different time of payment under Section 5.1 and a different form of payment under Section 5.3. Participants may also allocate their deferrals for a Plan Year among their different subaccounts. This allocation must be made at the time the deferral amount is elected under Section 3.5.

4.3	ADJUSTMENTS TO ACCOUNTS. As of the close of each calendar quarter, and as of any other date designated by the Plan Administrator in its sole discretion, each Participant’s Account shall be credited with the deferred Compensation and the net investment income (or loss) applicable to the Participant’s Account since the date of the last adjustment, and shall be charged for any distributions made from the Participant’s Account and for a pro rata share of any Trust expenses since the last adjustment. Accounts shall be adjusted for Compensation deferred periodically during the year by using a time-weighted formula adopted by the Plan Administrator.

4.4	ACCOUNT INVESTMENT. Accounts shall be invested by the Trustee as directed by each Participant under the provisions of the Trust.

4.5	TRUST ASSETS.

(a) The Compensation deferred under this Plan will be remitted to the Trustee by Bancorp or the Participating Subsidiary, as applicable, as soon as administratively feasible after the date that Compensation would have ordinarily been paid to the Participant in cash.

(b) All amounts credited to Participants’ Accounts shall be held in the Trust separate and apart from the other funds of Bancorp or its Participating Subsidiaries. The Trust assets shall be used exclusively for the purposes of this Plan, but shall be subject to the claims of Bancorp’s or a Participating Subsidiary’s general creditors upon that company’s insolvency or bankruptcy.

4.6	PARTICIPANTS’ RIGHTS. Participants’ Accounts are established and maintained merely to record Bancorp’s or a Participating Subsidiary’s unsecured contractual obligation to pay deferred Compensation under this Plan. Participants and Beneficiaries shall have no right, title or interest in or to any funds in their Accounts except as general unsecured creditors of Bancorp or a Participating Subsidiary, as applicable.

ARTICLE 5
BENEFIT DISTRIBUTIONS

5.1	TIME FOR PAYMENT.

	(a)	Except as provided in subsection (b) below (specific date or schedule of payments) and in Section 5.9 (cashout of small accounts), payment of the balance of the Participant’s Account shall be made following the Participant’s termination of employment with Bancorp or with any Participating Subsidiary.

	(b)	A Participant may elect, on an enrollment form, either a specific date or a fixed schedule of payments starting on a specified date on which distribution of each of the Participant’s subaccounts is to be made. Distributions shall be made in accordance with the Participant’s election except as provided in Section 5.4 (overrides), Section 5.6 (withdrawals due to Unforeseeable Emergencies), Section 5.7 (death), Section 5.8 (Disability), Section 5.9 (cashout of small accounts) and Section 5.13 (delayed distributions to key employees).

	(c)	A Participant may, under procedures established by the Plan Administrator, change the time and/or form of payment elected under subsection (b) above, as set forth in Section 5.5 below.

	(d)	Except as provided in Section 5.6 (withdrawals due to Unforeseeable Emergencies), Section 5.7 (death), Section 5.8 (Disability), Section 5.9 (cashout of small accounts), neither the time nor the schedule of any payment under the Plan may be accelerated, except to the extent allowed under Treas. Reg. § 1.409A-3(j)(4) and policies and procedures established by the Plan Administrator.

5.2	VALUATION OF BENEFIT. The value of the Participant’s Account balance will be determined as of the adjustment date under Section 4.3 that occurs immediately on or before the date the payment is to be made.

5.3	FORM OF PAYMENT. Participants may elect on an enrollment form one of the following forms of payment for the balance of each of their subaccounts:

	(a)	A lump-sum payment (which shall be the default if a Participant fails to elect a form of payment);

	(b)	Installments over a period of years (the allowable installment period shall be established by the Plan Administrator); or

	(c)	An annuity for either the life of the Participant or the joint lives of the Participant and a Beneficiary designated by the Participant for this purpose. (This annuity shall be the actuarial equivalent of the Participant’s Account balance determined using the actuarial equivalency factors set by the Plan Administrator, in its sole discretion. Alternatively, the Plan Administrator may provide this annuity by purchasing an annuity with the Participant’s Account balance and distributing the annuity contract to the Participant.)

5.4	OVERRIDES. At the time a Participant first makes an election as to the time and form of payment of a subaccount, the Participant may also elect one or more of the override options as follows:

	(a)	An override election provides that the time and form of payment elected by the Participant for a specific subaccount will be followed unless an override event occurs first. If it does, the date of the override event will be the date of distribution and the subaccount will be paid out in a lump-sum payment.

	(b)	Participants may elect either or both of the following as an override event:

(1) “Separation from service” as defined in Treas. Reg. § 1.409A-1(h).

(2) “Change in control” as defined in Treas. Reg. § 1.409A-3(i)(5).

5.5	CHANGES IN TIME OR FORM OF PAYMENT. Participants may change the time or form of payment selected for any of their subaccounts upon the following conditions:

	(a)	The change cannot take effect for at least 12 months after filing the election change form required by the Plan Administrator;

	(b)	If a Participant wants to change the specific date on which a payment is to be made, the Participant must file the required election change form at least 12 months in advance of that date; and

	(c)	The Participant must elect to delay the commencement of the payment for at least five years from the original payment date, except in the case of death, Disability or Unforeseeable Emergency.

5.6	WITHDRAWALS DUE TO UNFORESEEABLE EMERGENCIES.

	(a)	A Participant may apply to the Plan Administrator for a withdrawal in the case of an Unforeseeable Emergency. If the application is approved, the withdrawal will be effective at the later of the date specified in the Participant’s application or the date of approval. The approved amount shall be payable in a lump sum or in another manner consistent with the emergency need as decided by the Plan Administrator.

	(b)	A withdrawal in the case of an Unforeseeable Emergency cannot exceed the amount reasonably necessary to satisfy the emergency need plus amounts necessary to pay reasonably anticipated taxes resulting from the withdrawal. The Plan Administrator shall not grant a withdrawal in the case of an Unforeseeable Emergency to the extent that the emergency need may be relieved:

(3) Through reimbursement or compensation from insurance or otherwise;

(4) By liquidation of the Participant’s assets, to the extent the liquidation of those assets would not cause severe financial hardship; or

(3) By stopping deferrals under this Plan.

	(c)	If a Participant takes a withdrawal in the case of an Unforeseeable Emergency, the Participant’s Account shall be appropriately reduced to reflect the amount withdrawn. The amount withdrawn may not be repaid.

5.7	DEATH BENEFITS. Upon a Participant’s death, the unpaid balance in the Participant’s Account shall be paid to the Participant’s Beneficiary in a lump sum as soon as administratively feasible following the date of death.

5.8	DISABILITY BENEFITS. The unpaid balance in a Participant’s Account shall be paid to the Participant in a lump sum as soon as administratively feasible following the date the Participant is determined to be Disabled.

5.9	CASHOUT OF SMALL ACCOUNTS. Regardless of the time or form of payment elected by a Participant, the Plan Administrator, in its sole discretion, may at any time distribute the balance or the unpaid balance of the Participant’s Account in a lump-sum payment provided that the amount in the Participant’s Account (taking into account all plans that are required to be aggregated with this Plan under Treas. Reg. § 1.409A-1(c)(2)) does not exceed the dollar limit under Code § 402(g) on 401(k) plan elective deferrals for the year in which the cashout distribution is made.

5.10	WITHHOLDING. All federal, state and local taxes required to be withheld from deferred Compensation paid to employees shall be withheld from any benefit payments made under this Plan.

5.11	TAX REPORTING. The Trustee shall furnish Participants or Beneficiaries with the appropriate tax form or forms reporting the amount of the payments made to them.

5.12	LOANS. Participants shall not be permitted to borrow from their Accounts.

5.13	DELAYED DISTRIBUTIONS TO KEY EMPLOYEES. The following provisions apply to a distribution made on account of a key employee’s separation from service, except to the extent the distribution is exempt under subsection (d) below:

(b) The distribution shall not be made before the date which is six months after the date of the key employee’s separation from service or, if earlier, the date of the key employee’s death.

(b) If the key employee would have otherwise received installment payments during the six-month delay period, the Plan Administrator, in its sole discretion, shall determine whether the payments that would otherwise have been made during the six-month delay period will be paid in a lump sum on the first day of the seventh month following the key employee’s separation from service or whether the commencement date of the installment payment period will be delayed by six months.

(c) The following definitions apply for purposes of this section:

(1) “Key employee” as defined in Code § 416(i).

(2) “Separation from service” as defined in Treas. Reg. § 1.409A-1(h).

(d)	This section does not apply to the extent the distribution is exempt from the requirements of Code § 409A or is a payment excepted from the six-month delay rule under Treas. Reg. § 1.409A-3(i)(2)(i).

ARTICLE 6
PLAN ADMINISTRATION

6.1	POWERS AND DUTIES. The Plan Administrator shall have all the powers, privileges and immunities granted to the Administrative Committee under the 401(k) Plan, which provisions are incorporated in this Plan by reference. However, the Plan Administrator shall have only the duties stated in this Plan. This Plan specifically does not incorporate by reference the fiduciary responsibility or liability provisions of the 401(k) Plan.

6.2	CLAIMS PROCEDURES. Claims for benefits under this Plan shall be resolved by the claimant and the Plan Administrator following the claims review and appeals procedures of the 401(k) Plan.

6.3	ADMINISTRATIVE EXPENSES. The Plan Administrator shall establish rules and procedures under which Bancorp and its Participating Subsidiaries shall pay their pro rata share of the Plan’s routine administrative expenses. However, any extraordinary administrative expenses with respect to a Participant’s Account, such as the need to perform a special valuation of the Account’s value, shall be paid from the Trust’s assets and charged against the Participant’s Account.

ARTICLE 7
AMENDMENT AND TERMINATION

7.1	RIGHTS RESERVED.

(a)

Board’s Authority. Bancorp’s Board of Directors reserves the right to amend or terminate this Plan at any time without the consent of the Participants or their Beneficiaries. Any amendment adopted by the Board of Directors shall be in writing, signed on behalf of Bancorp and made pursuant to a resolution of Bancorp’s Board of Directors.

	(b)	Plan Administrator’s Authority.

		(1)	The Plan Administrator may adopt any technical, clerical, conforming or clarifying amendment or other change, either prospectively or retroactively, which may be necessary or desirable to:

			(A)	Facilitate the administration of the Plan;

			(B)	Clarify or simplify the Plan; or

			(C)	Upon the advice of counsel:

(i) Maintain the Plan’s status as a “top-hat” plan for purposes of ERISA; or

(ii) Comply with other applicable laws.

		(3)	Any formal amendment adopted by the Plan Administrator shall be in writing, signed by or on behalf of the Plan Administrator and reported to Bancorp’s Compensation & Personnel Committee at its next scheduled meeting.

7.2	EFFECTIVE DATE.

	(a)	Amendments. Amendments may be made prospectively or retroactively, subject to the limitations of Section 7.3. An amendment may be made retroactively effective prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan to satisfy the applicable requirements of the Code or ERISA or conform the Plan to any change in federal law.

	(b)	Termination. Termination of the Plan shall be effective as of the later of the date specified in the Board of Directors’ resolution or the date the notice of the termination is provided to the Participants.

7.3	LIMITATIONS ON PLAN AMENDMENT. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any Participant’s Account as of the effective date of that amendment or termination, including any amounts that are to be credited as of that date.

7.4	EFFECT OF TERMINATION; DISTRIBUTION OF ACCOUNTS. Upon the termination of the Plan:

	(c)	No additional Compensation may be deferred under this Plan.

	(d)	Participants’ Accounts shall be distributed, in the sole discretion of Bancorp’s Board of Directors, under one of the following methods:

		(1)	The Accounts will continue to be held by the Trustee under the terms and conditions of the Trust and shall be disbursed at the time and in the manner provided in this Plan.

(2)

The Accounts will be paid out in full within 24 months of the effective date of the termination of the Plan regardless of the elections Participants had made regarding the time and form of payment of their Accounts, provided:

			(A)	The termination of the Plan does not occur proximate to a downturn in Bancorp’s financial health;

			(B)	Bancorp terminates and liquidates all other plans or other arrangements that are required to be aggregated with this Plan under Treas. Reg. § 1.409A-1(c) if any Participant under this Plan also has deferred compensation payable under those other plans or other arrangements;

			(C)	No payments in liquidation are made within 12 months of the effective date of the termination of the Plan, other than payments that would be payable under the Plan if termination had not occurred; and

(E)

Within three years following the effective date of the termination of this Plan, Bancorp does not adopt a new plan that would be aggregated with this Plan under Treas. Reg. § 1.409A-1(c) if any Participant in this Plan participated in both.

(3)	The Accounts will be distributed in a lump-sum payment as soon as administratively feasible, but only if:

	(A)	The Plan termination is made within 12 months of a corporate dissolution under Code § 331 or with the approval of a bankruptcy court; or

(B)

If the Plan termination is made in connection with a change in control event (as defined in Treas. Reg. § 1.409A-3(i)(5)) and the requirements of Treas. Reg. § 1.409A-3(j)(ix)(B) for accelerated distributions are satisfied.

ARTICLE 8
GENERAL PROVISIONS

8.1	EFFECT ON 401(k) PLAN. This Plan is not intended to modify any provision of the 401(k) Plan.

8.2	PROPERTY RIGHTS. Until a Participant’s Account is distributable under the terms of this Plan, the funds credited to that Account shall remain the sole property of either Bancorp or its Participating Subsidiary and remain subject to the claims of that company’s general creditors.

8.3	UNFUNDED OBLIGATION.

(a) The payment obligation of Bancorp or any Participating Subsidiary under this Plan is purely contractual and is not funded or secured in any manner by any asset, pledge or encumbrance of that company’s property.

(b) The amounts credited to Participants’ Accounts shall be held solely under the terms and conditions of the Trust and shall not be held under any other trust, escrow or similar fiduciary capacity.

(c) Bancorp or a Participating Subsidiary is liable for payments to a Participant only to the extent that the Compensation deferred was earned while the Participant was an employee of that particular company. Bancorp and its Participating Subsidiaries are not jointly or jointly and severally liable for the payment of benefits under this Plan.

8.4	PARTICIPANTS’ AND BENEFICIARIES’ RIGHTS. Participants’ Accounts are established and maintained merely for the purpose of recording Bancorp’s or a Participating Subsidiary’s unsecured contractual obligation to pay deferred Compensation under this Plan. Participants and Beneficiaries shall have no right, title or interest in or to any funds in their Accounts except as general unsecured creditors of Bancorp or a Participating Subsidiary, as applicable.

8.5	BENEFITS PROVIDED SOLELY UNDER THE PLAN. In no event shall the establishment or modification of the Plan, the creation of any Account, or the payment of any benefit be construed as giving any Participant or any other person any legal or equitable right against the Trustee, Bancorp, any Participating Subsidiary or any of their officers or employees, except as provided in this Plan.

8.6	NO GUARANTEE OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to:

(a) Give any Participant the right to be retained as an employee of Bancorp or a Participating Subsidiary;

	(b)	Interfere with any rights Bancorp or a Participating Subsidiary otherwise has to terminate any Participant’s employment;

	(c)	Interfere with any rights a Participant otherwise has to terminate employment; or

	(d)	Otherwise be deemed as an express or implied employment contract.

8.7	BENEFITS NOT ASSIGNABLE. Participants’ Accounts shall not be considered assets of the Participants under state law or federal bankruptcy law. Participants and Beneficiaries shall not have any right to alienate, anticipate, pledge, encumber or assign any of the benefits payable under this Plan. Participant’s Accounts shall not be subject to any claim of, or subject to attachment, garnishment or other legal process by, any creditor of a Participant or Beneficiary.

8.8	PARTICIPATING SUBSIDIARIES.

	(a)	Every Participating Subsidiary is bound by the terms and conditions of this Plan and the Trust, except to the extent agreed upon in writing with Bancorp (with respect to the Plan) or Bancorp and the Trustee (with respect to the Trust).

	(b)	Continued participation in this Plan is conditioned on the Participating Subsidiary:

(1) Providing Bancorp and the Plan Administrator with any information or documentation necessary or desirable for Plan administration or legal compliance; and

(2) Paying its proportionate share of any Plan or Trust expenses not charged against Participants’ Accounts.

	(c)	Bancorp shall have the sole authority to amend or terminate this Plan and may do so without prior notice to, or the consent of, any Participating Subsidiary.

	(d)	A Participating Subsidiary may withdraw from this Plan at any time by giving written notice of its withdrawal to Bancorp, the Plan Administrator and the Trustee. Upon the withdrawal, no further Compensation may be deferred under this Plan by Participants who are Key Executives of the withdrawing Participating Subsidiary.

	(e)	Bancorp is under no obligation to any Participating Subsidiary to continue to maintain this Plan.

8.9	BINDING EFFECT. The terms and conditions of this Plan, including any amendments, shall be binding upon Bancorp, the Trustee, Participating Subsidiaries, Participants and Beneficiaries and the respective heirs, assigns and legal representatives of these parties, including any assignee or successor in interest to Bancorp or a Participating Subsidiary, whether by merger, consolidation or the sale of substantially all of that company’s assets.

8.10	GOVERNING LAWS. This Plan shall be construed and its validity determined under Oregon law to the extent not preempted by federal law.

8.11	COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed an original, and no other counterpart need be produced.

WEST COAST BANCORP

By:	/s/ Robert D. Sznewajs

Title:	President and Chief Executive Officer